Case 18-33513-sgj11 Doc 316 Filed 01/17/20 Entered 01/17/20 12:38:59 Page 1 of 3 /s/ Karen Nicolaou January 17, 2020

Case 18-33513-sgj11 Doc 316 Filed 01/17/20 Entered 01/17/20 12:38:59 Page 2 of 3

Case 18-33513-sgj11 Doc 316 Filed 01/17/20 Entered 01/17/20 12:38:59 Page 3 of 3

CASE NAME:
Rockies Region 2006 LP

CASE NUMBER:
18-33513-11

UNITED STATES BANKRUPTCY COURT

NORTHERN AND EASTERN DISTRICTS

DALLAS AND TYLER DIVISONS

FOR POST CONFIRMATION USE

QUARTERLY OPERATING REPORT

AND

QUARTERLY BANK RECONCILEMENT

In accordance with Title 28, Section 1746, of the United States Code, I declare under penalty of perjury that I have examined the attached Post Confirmation Quarterly Operating Report, and the Post Confirmation Quarterly Bank Reconcilement and, to the best of my knowledge, these documents are true, correct and complete. Declaration of the preparer (other than responsible party), is based on all information of which preparer has any knowledge.

RESPONSIBLE PARTY:

Original Signature of Responsible Party	*/s/ Karen Nicolaou*
Printed Name of Responsible Party	Karen Nicolaou
Title	Responsible Party
Date	January 17, 2020

PREPARER:

Original Signature of Preparer	
Printed Name of Preparer	
Title	
Date	

POST CONFIRMATION
QUARTERLY OPERATING REPORT

CASE NAME:
Rockies Region 2006 LP

CASE NUMBER:
11-33513-11

QUARTER ENDING: December 31, 2019

1 BEGINNING OF QUARTER CASH BALANCE:		$600.78
CASH RECEIPTS:		
CASH RECEIPTS DURING CURRENT QUARTER:		
(a). Cash receipts from business operations	+	
(b). Cash receipts from loan proceeds	+	
(c). Cash receipts from contributed capital	+	
(d). Cash receipts from tax refunds	+	
(e). Cash receipts from other sources	+	$6,917,871.00
2 TOTAL CASH RECEIPTS	=	$6,918,471.78
CASH DISBURSEMENTS:		
(A). PAYMENTS MADE UNDER THE PLAN:		
(I). Administrative	+	$2,097,104.64
(2). Secured Creditors	+	
(3). Priority Creditors	+	
(4). Unsecured Creditors	+	
(5). Additional Plan Payments	+	$4,664,349.97
(B). OTHER PAYMENTS MADE THIS QUARTER:		
(1). General Business	+	$73.78
(2). Other Disbursements	+	
3 TOTAL DISBURSEMENTS THIS QUARTER		$6,761,528.39
4 CASH BALANCE END OF QUARTER	=	$156,943.39

POST CONFIRMATION

QUARTERLY BANK RECONCILEMENT

CASE NAME:
Rockies Region 2006 LP

CASE NUMBER:
18-33513-11

The reorganized debtor must complete the reconciliation below for each bank account, including all general, payroll and tax accounts, as well as all savings and investment accounts, money market accounts, certificates of deposits, governmental obligations, etc. Accounts with restricted funds should be identified by placing an asterisk next to the account number. Attach additional sheets for each bank reconcilement if necessary.

QUARTER ENDING:

	Bank Reconciliations	Account #1	Account #2	Account #3	Account #4	TOTAL
A.	Bank	Texas Capital	BMC			
B.	Account Number	1111085120	54-00009983			
C.	Purpose (Type)	General	Disbursement			
1	Balance Per Bank Statement	$0.00	$3,560,810.67			$3,560,810.67
2	Add: Total Deposits Not Credited	$0.00	$0.00			+ $0.00
3	Subtract: Outstanding Checks	$0.00	-$3,388,566.71			-$3,388,566.71
4	Other Reconciling Items	$0.00	-$15,300.57			-$15,300.57
5	Month End Balance Per Books	$0.00	$156,943.39			= $156,943.39
6	Number of Last Check Written	1045	4772			
7	Cash: Currency on Hand	$0.00	$0.00			+ $0.00
8	Total Cash - End Of Month	$0.00	$156,943.39			= $156,943.39

	CASH IN: INVESTMENT ACCOUNTS					
	Bank, Account Name & Number	Date of Purchase	Type of Instrument			Value
9	N/A					+
10						+
11						+
12						+
13	Total Cash Investments					= $0.00
14	TOTAL CASH	LINE 8 - PLUS LINE 13 = LINE 14 ****				$156,943.39
						****

**** Must tie to Line 4, Quarterly Operating Report